EXHIBIT 10.27


                          TENTH AMENDATORY AGREEMENT,
                               CONSENT AND WAIVER

                      FLEET BANK, N.A. (formerly known as
              NATWEST USA CREDIT CORP.), as Agent and as a Lender
                                175 Water Street
                            New York, New York 10038

                      HELLER FINANCIAL, INC., as a Lender
                                101 Park Avenue
                            New York, New York 10178


                                                        as of November 5, 1996


FARM FRESH, INC.
FF HOLDINGS CORPORATION
c/o Farm Fresh, Inc.
7530 Tidewater Drive
Norfolk, Virginia 23501


            Re: Revolving Credit Agreement dated as of December 10, 1993 (as amended to date, the "Credit Agreement") among Farm Fresh, Inc., the Guarantors named therein, the Lenders named therein, and Fleet Bank, N.A. (formerly known as NatWest USA Credit Corp.), as Agent


Ladies and Gentlemen:

                      Reference is made to the above-captioned Credit Agreement. You have advised the Agent and Lenders that the Borrower desires to (i) enter into an agreement (the "Store # 732 Agreement") between the Borrower and Staples Inc. ("Staples"), pursuant to which the Borrower intends to sell and assign, and Staples intends to purchase and assume, the lease dated December 2, 1981 (as amended, the "Store # 732 Lease Agreement") between the Borrower and O.T.R., an Ohio general partnership, with respect to Store # 732 of the Borrower located in Williamsburg, Virginia for a purchase price (before deduction for reasonable and customary transaction fees and expenses) of approximately $512,880 (the foregoing sale and assignment, the "Store 732 Sale") and (ii) enter into an agreement dated on or about October 1, 1994, as amended (the "Williams Court Shopping Center Agreement", and together with the Store # 732 Agreement, each an "Agreement" and collectively, the "Agreements") between the Borrower and each of Beacon Realty Corp. and Victory Village Limited Partnership (collectively, the "Williams Court Real Property Purchasers"), pursuant to which the Borrower intends to sell, and the Williams Court Real Property Purchasers intend to purchase, the approximately 26 acre unimproved tract of real property described on Schedule A hereto and located in Portsmouth, Virginia (the "Williams Court Real Property" and, together with the Store #732 Lease Agreement, the "Sold Assets") for a purchase price (before deduction for reasonable and customary fees and expenses) of approximately $375,000 (the foregoing sale, the "Williams Court Real Property Sale" and, together with the Store 732 Sale, each a "Sale" and collectively, the "Sales").

                        Section 7.05 of the Credit Agreement restricts the ability of the Borrower to sell, assign or otherwise dispose of any of its assets. Section 2.07(c) of the Credit Agreement requires that the Commitment thereunder be reduced in connection with certain asset sale transactions.
Section 2.09(f) of the Credit Agreement requires that the Borrower give the Agent certain prior written notice with respect to certain events, including certain prepayments.

                        You have requested that the Agent and Lenders (a) consent to each of the Sales as described in this Amendment, Consent and Waiver;
(b) waive with respect to the Sales their right to the prior written notice of prepayment as required under Section 2.09(f) of the Credit Agreement; (c) waive with respect to the Sales their right to a Commitment reduction as referenced in
Section 2.07(c) of the Credit Agreement; and (d) release any security interest of the Agent with respect to the Williams Court Real Property and with respect to the Store #732 Lease Agreement.

                        Subject to the terms and conditions hereof, upon the effectiveness of this Tenth Amendatory Agreement, Consent and Waiver, the Agent and Lenders hereby (a) consent to the Sales; (b) waive their right to the prior written notice of prepayment in connection with the Sales as required under
Section 2.09(f) of the Credit Agreement; (c) waive their right to a Commitment reduction in connection with the Sales as referenced in Section 2.07(c) and (d) release any lien and/or security interest in their favor in the Sold Assets; provided, however, that the foregoing consent and waiver shall be limited to the Sales as described herein and shall not apply to any other transaction; and provided, further, that this Amendment, Consent and Waiver shall not diminish any of the rights, powers and remedies of the Agent or Lenders under the Credit Agreement or otherwise with respect to any other existing or future transaction.

                        This Amendment, Consent and Waiver shall be effective only upon satisfaction of the following conditions precedent:

                        1. The Agent shall have received a true and complete copy of all material agreements, documents, and instruments entered into in connection with the Sales (collectively, the "Transaction Documents"), each of the foregoing to be in form and substance satisfactory to the Agent and the Lenders, and the Borrower shall have certified to the Agent and the Lenders that the Sales shall have been consummated in accordance with the terms of the Transaction Documents applicable to it and applicable law.

                        2. The Agent and Lenders shall have received either (i) the consent with respect to the Sales of all of the holders of the Borrower's senior unsecured indebtedness and Subordinated Indebtedness or (ii) an opinion of counsel stating that the Sales do not conflict with or violate in any manner the terms of any of the Borrower's Senior Notes (or the related Senior Indenture) or Subordinated Indebtedness or in any manner affect status of the Obligations under the Credit Agreement regarding the subordination provisions of the Borrower's Subordinated Indebtedness, the foregoing to be in form and substance satisfactory to the Agent and the Lenders.

                        3. The Agent shall have received counterparts to this Amendment, Consent and Waiver, duly executed and delivered by each of the Agent, the Lenders, the Borrower and the Guarantors, and the Agent shall have additionally received all of the following documents, each document being dated the effective date of this Amendment, Consent and Waiver, in form and substance satisfactory to the Agent:

                                    (a)         a certificate of the Secretary
or an Assistant Secretary of the Borrower and the Guarantor certifying the names and true signatures of their respective officers authorized to sign this Amendment, Consent and Waiver and the other documents to be delivered hereunder;

                                    (b)         certified copies of (i) the
resolutions of the Board of Directors of the Borrower and the Guarantor approving this Amendment, Consent and Waiver and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment, Consent and Waiver and the matters contemplated hereby;

                                    (c)         a certificate signed by a duly
authorized officer of each of the Borrower and the Guarantor stating that: (i) the representations and warranties of the Borrower as set forth in Article IV of the Credit Agreement and in any documents delivered therewith, including the Loan Documents, are true and correct on and as of the date of such certificate as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date or are based on the accuracy of schedules prepared as of a prior date); (ii) the execution, delivery and performance by the Borrower and the Guarantor of this Amendment, Consent and Waiver, and the Transaction Documents are within the Borrower's and Guarantor's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (x) the charter or by-laws, and (y) any law or any contractual restriction binding on or affecting the Borrower or the Guarantor;
(iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or the Guarantor of this Amendment, Consent and Waiver; (iv) this Amendment, Consent and Waiver and each of the Transaction Documents constitute the legal, valid and binding obligations of the Borrower and the Guarantor enforceable against the Borrower and the Guarantor in accordance with their respective terms; (v) there is no pending or threatened action or proceeding affecting the Borrower, the Guarantor or any of their respective subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower, the Guarantor or any subsidiary or which purports to affect the legality, validity or enforceability of this Amendment, Consent and Waiver, and/or any of the Transaction Documents; and

                                    (d)         a favorable opinion of Kaufman &
Canoles, counsel for the Borrower and the Guarantor, in a form reasonably acceptable to the Agent and Lenders.

                        4. The entire net proceeds of the Sold Assets (to a maximum amount equal to the principal amount of Loans outstanding at such time) shall have been applied by the Borrower to a repayment of the outstanding principal balance of the Loans, but such repayment will not reduce the Commitment under the Credit Agreement.

                        The parties hereto acknowledge that the Store #732 Sale and the Williams Court Real Property Sale may each be consummated on the same or different dates and that the foregoing conditions precedent with respect to such Sale may be satisfied on the same or on different dates. In the event that the conditions precedent have been satisfied with respect to the Sales on different dates or with respect to one Sale and not the other, then the consent of the Agent and the Lenders shall be limited to the Sale for which all conditions precedent have been satisfied.

                        By your signature below, you jointly and severally (a) repeat each of the representations and warranties set forth in Article IV of the Credit Agreement and in any documents delivered therewith, including the Loan Documents, (except insofar as such representations and warranties relate expressly to an earlier date or are based on the accuracy of schedules prepared as of a prior date); (b) certify that, both before and after giving effect to the Sales, the terms of this Amendment, Consent and Waiver and the terms of the Transaction Documents, no Default or Event of Default has occurred and is continuing (other than as the Borrower has notified the Agent in writing on or before the effective date of this Amendment, Consent and Waiver); and (c) confirm and reaffirm all collateral security, guarantees and other agreements executed or furnished by you in connection with the Credit Agreement.

                        Except as modified hereby, all terms and conditions of the Credit Agreement and the Loan Documents remain in full force and effect.

                        Terms used but not defined herein shall have the meaning assigned thereto in the Credit Agreement.

                        The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment, Consent and Waiver and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment, Consent and Waiver and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this paragraph. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment, Consent and Waiver and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes.

                        This Amendment, Consent and Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                        This Amendment, Consent and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York.


                                          Very truly yours,




                                          FLEET BANK, N.A. (formerly known as
                                          NATWEST USA CREDIT CORP.), as
                                          Agent and as Lender

                                          By:   /s/   FLEET BANK
                                             -------------------
                                          Title:

                                          HELLER FINANCIAL, INC., as
                                          Lender


                                          By:   /s/ HELLER FINANCIAL, INC.
                                             -----------------------------
                                          Title:

                                          FARM FRESH, INC.

                                          By:   /s/ FARM FRESH, INC.
                                             -----------------------
                                          Title:

                                          FF HOLDINGS CORPORATION, as Guarantor

                                          By:  /s/ FF HOLDINGS CORPORATION
                                             -----------------------------
                                          Title:

                                                                  Schedule A

                    Williams Court Real Property Description


All those three certain tracts or parcels of land situate, lying and being in the City of Portsmouth, Virginia, containing ten (10) acres, more or less, and
0.51 Acres, more or less, and sixteen point two six (16.26) acres, more or less, respectively, and designated as "PARCEL B-1A", "PUMP STATION SITE" and "PARCEL B-3" on the plat entitled, "MINOR SUBDIVISION OF PARCELS B-1 AND B-2, PROPERTY OF FARM FRESH, INC. (M.B.13, PG.9), PORTSMOUTH, VIRGINIA," dated August 6, 1996, and made by Hoggard/Eure Associates, P.C., of record in the Clerk's Office of the Circuit Court for the City of Portsmouth, Virginia (the "Clerk's Office"), in Map Book 16, page 165, to which plat reference is here made for a more accurate and particular description of the said property.

Together with and subject to:

1. Easements, covenants, restrictions, and rights contained in declaration dated August 1, 1988, of record in the Clerk's Office in Deed Book 1012, page 1504; amended by amendment of declaration dated October 20, 1988, of record in the Clerk's Office in Deed Book 1018, page 164; and further amended by second amendment of declaration dated December 28, 1989, of record in the Clerk's Office in Deed Book 1034, page 1757.

2. Easements and rights contained in reciprocal easement agreement dated December 28, 1989, of record in the Clerk's Office in Deed Book 1034, page 1762; amended by first amendment to reciprocal easement agreement dated September 25, 1995, of record in the Clerk's Office in Deed Book 1156, page 1814.

It being a portion of the property that was conveyed to the Grantor by Deed of the City of Chesapeake, a municipal corporation, dated December 14, 1983, and recorded in the Clerk's Office in Deed Book 870, at page 660.